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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Varlen Corporation on Form S-3 of our reports dated March 3, 1997 appearing in and incorporated by reference in the Annual Report on Form 10-K of Varlen Corporation for the year ended January 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
-----------------------------

Chicago, Illinois
August 19, 1997